UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2019

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2019, Tiago Girao notified Cytori Therapeutics, Inc. (the “Company”) of his intention to resign from his position as Chief Financial Officer and Secretary, to pursue another opportunity. He will remain with the Company as its Chief Financial Officer and Secretary through March 31, 2019.   Mr. Girao’s departure is not due to a dispute or disagreement with the Company or the Company’s auditors.

On March 15, 2019, the board of directors of the Company (the “Board”) approved the appointment of Mr. Gary Titus to succeed Mr. Girao as the Company’s Chief Financial Officer effective April 1, 2019 and subject to certain employment procedures.  Mr. Titus’ base salary will be $309,000 per year and he will be eligible for an annual incentive bonus with a target amount of 40% of his base salary.  Additionally, upon approval by the Board, Mr. Titus is expected to be granted an option to purchase 138,000 shares of the Company’s common stock under the amended and restated Cytori Therapeutics, Inc. 2014 Equity Incentive Plan, with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, which option would vest monthly over one year.

Mr. Titus, age 59, has more than 20 years of business experience in the healthcare and biopharmaceutical industries, primarily in senior management and Board of Directors roles. Prior to his appointment as our Chief Financial Officer, from 2015 to 2018, Mr. Titus was the Chief Financial Officer of UroGen Pharma LTD where he built the US operations and led the IPO for this international company on Nasdaq in 2017. Prior to that from 2014 to 2015, Mr. Titus held the position of Chief Financial Officer of BioCardia, Inc. From 2008 to 2013, Mr. Titus was Senior Vice President and Chief Financial Officer at SciClone Pharmaceuticals, Inc. From 2006 to 2008, Mr. Titus was Senior Vice President of Finance and Chief Financial Officer at Kosan Biosciences, Inc. From 2003 to 2006, he was Chief Financial Officer and Vice President at Nuvelo, Inc. Earlier in his career, Mr. Titus held a variety of positions at other companies, including Metabolex, Inc., Intrabiotics Pharmaceuticals, Inc. and Johnson & Johnson’s healthcare division, LifeScan, Inc. Mr. Titus has been a member of the board of directors of ImmunoCellular Therapeutics, Ltd. since December 2012 and was appointed chairman in September 2015. Mr. Titus holds a B.S. in Accounting from the University of South Florida and a B.S. in Finance from the University of Florida. Mr. Titus also completed the Global BioExecutive Program at the University of California Berkeley’s Haas School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: March 18, 2019	By: /s/ Tiago Girao
Tiago Girao
Chief Financial Officer and SVP of Operations